EXHIBIT 10.6
EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT
This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of July 13, 2018 (this “Amendment”), is entered into among INTERNATIONAL FLAVORS & FRAGRANCES INC. (the “Borrower”), the Lenders signatory hereto and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Term Loan Credit Agreement, dated as of June 6, 2018 (the “Credit Agreement”).
WHEREAS, pursuant to Section 9.01 of the Credit Agreement, the Borrowers, the Lenders party hereto (constituting the Required Lenders) and the Administrative Agent have agreed to amend the Credit Agreement as provided for herein.
NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto hereby agree as follows:
1.Defined Terms. Capitalized terms used herein and not otherwise defined herein have the meanings given in the Credit Agreement.
2.Amendment. Upon satisfaction of the conditions set forth in Section 3 hereof, Section 5.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 5.03        Financial Covenant. So long as any Advance shall remain unpaid, from and after the Closing Date the Company shall maintain a Leverage Ratio as of the end of any Relevant Period of not more than 4.50 to 1.00, which limit shall step down to (i) 4.25 to 1.00 as of the end of the third full fiscal quarter ended after the Closing Date, (ii) 4.00 to 1.00 as of the end of the fifth full fiscal quarter ended after the Closing Date and (iii) 3.50 to 1.00 as of the end of the ninth full fiscal quarter after the Closing Date; provided that if the Specified Equity Offering shall not have been consummated on or prior to the Closing Date, instead of being required to maintain a Leverage Ratio of not more than 4.50 to 1.00 as of the end of any Relevant Period ending during the period starting from the Closing Date through and including the end of the first full fiscal quarter after the Closing Date, the Company shall instead be required to maintain a Leverage Ratio of not more than 6.00 to 1.00 as of the end of any Relevant Period ending during the period starting from the Closing Date through and including the end of the first full fiscal quarter after the Closing Date and thereafter shall step down to 4.50 to 1.00 and shall further step down as set forth above; provided, further, that commencing on and after the end of the eighth full fiscal quarter after the Closing Date, if the Company consummates an acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, for which it paid at least $500,000,000 in consideration (a “Qualifying Acquisition”), the maximum Leverage Ratio shall step up to no greater than 3.75 to 1.00, which shall be reduced to 3.50 to 1.00 as of the end of the third full fiscal quarter after such Qualifying Acquisition.
3.Effectiveness. This Amendment will become effective upon the date on which the following conditions precedent are first satisfied (the “Amendment Effective Date”):
(a)The Administrative Agent shall have received from the Borrower and from the Required Lenders an executed counterpart of this Amendment (or photocopies thereof sent by fax, .pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original).
(b)The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a duly authorized officer of the Company, confirming (i) the representations and warranties set forth in this Amendment shall be true and correct in all material respects on and as of the Amendment Effective

Date and (ii) no event shall have occurred and be continuing, or would result from this Amendment or the transactions contemplated hereby, that would, as of the Amendment Effective Date, constitute a Default.
(c)The Administrative Agent shall have received all expenses due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced two (2) Business Days prior to the Amendment Effective Date, reimbursement or payment of all out-of‑pocket expenses required to be reimbursed or paid by the Borrowers under the Credit Agreement.
4.Representations and Warranties. The Borrower represents and warrants, as of the date hereof, that, after giving effect to the provisions of this Amendment, (a) each of the representations and warranties made by the Borrower in Section 4.01 of the Credit Agreement is true in all material respects on and as of the date hereof as if made on and as of the date hereof, except (i) to the extent that such representations and warranties refer to an earlier date, in which case they were true in all material respects as of such earlier date or (ii) to the extent that such representations and warranties are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true in all respects, and (b) no event shall have occurred and be continuing, or would result from this Amendment or the transactions contemplated hereby, that would, as of the Amendment Effective Date, constitute a Default.
5.Effect of the Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended, amended and restated, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement and in any exhibits attached thereto to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement after giving effect to this Amendment.
6.Miscellaneous. The provisions of Sections 9.02 (Notices, Etc.); 9.03 (No Waiver; Remedies); 9.04 (Costs and Expenses) (except clauses (c) and (d) thereof); 9.08 (Confidentiality); 9.10 (Governing Law; Jurisdiction; Etc.); 9.11 (Execution in Counterparts); 9.14 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions); and 9.19 (Waiver of Jury Trial) of the Credit Agreement shall apply with like effect to this Amendment. This Amendment shall be a “Loan Document” for all purposes under the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNATIONAL FLAVORS & FRAGRANCES INC.,
By: /s/ John Taylor _________________________ Name: John Taylor Title: Treasurer

MORGAN STANLEY SENIOR FUNDING, INC., as Agent
By: /s/ Subhalakshmi Ghosh-Kohli_____________ Name: Subhalakshmi Ghosh-Kohli Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as a Lender
By: /s/ Subhalakshmi Ghosh-Kohli_____________
Name: Subhalakshmi Ghosh-Kohli
Title: Authorized Signatory

BNP Paribas, as a Lender

By: /s/ Pamela J. Fitton________________ Name: Pamela J. Fitton Title: Managing Director

By: /s/ Richard Pace__________________ Name: Richard Pace Title: Managing Director

CITIBANK, N.A., as a Lender

By: /s/ Michael Vondriska ________________ Name: Michael Vondriska Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Joon Hur________________ Name: Joon Hur Title: Executive Director

Citizens Bank, N.A., as a Lender

By: /s/ Angela Reilly________________ Name: Angela Reilly Title: Senior Vice President

CoBank, ACB, as a Lender

By: /s/ Patrick Sauer________________ Name: Patrick Sauer Title: Vice President

HSBC Bank USA, National Association as a Lender

By: /s/ Robert Levins___________________ Name: Robert Levins Title: Senior Portfolio Manager

ING Bank N.V., Dublin Branch, as a Lender

By: /s/ Barry Fehily________________ Name: Barry Fehily Title: Country Manager
By: /s/ Shaun Hawley_______________ Name: Shaun Hawley Title: Director

MUFG Bank, Ltd., as a Lender

By: /s/ Liwei Liu________________ Name: Liwei Liu Title: Vice President

Standard Chartered Bank, as a Lender

By: /s/ Daniel Mattern________________ Name: Daniel Mattern Title: Associate Director

U.S. Bank National Association, as a Lender

By: /s/ Harry J. Brown________________ Name: Harry J. Brown Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Denis Waltrich________________ Name: Denis Waltrich Title: Director